Exhibit 99.1

DarkPulse, Inc. Announces Partnership with

the Bachner Group

NEW YORK, New York –April 19, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” or the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, announces that the Company hires the Bachner Group. The Bachner Group, a renowned and highly respected government relations and federal contracting firm specializing in threat mitigation across all government sectors, will assist DarkPulse as they enter multiple markets with their next generation technology.

“The Bachner Group’s longstanding relationships and federal contracting expertise will jump-start our success in the federal space,” stated DarkPulse Chairman and CEO Dennis O’Leary. “We’re thrilled to partner with Ms. Carrie Bachner and her team. The Bachner Group is in high demand, and I know Carrie is the right professional we need during this exciting time for DarkPulse.”

As degrading infrastructure continues to threaten the American way of life, DarkPulse is determined to support the early identification and prevention of infrastructure failures. DarkPulse and the Bachner Group are committed to securing our nation’s investments in infrastructure development, maintaining the operations of critical services, and protecting the health and safety of all Americans who utilize and rely on them. “Whether it is traditional infrastructure such as roads, bridges, dams, and pipelines or critical environmental restoration projects that make our communities more resilient in the face of climate change, Dennis and DarkPulse have a revolutionary capability needed today more than ever,” said Ms. Bachner, Bachner Group CEO. “There is a direct link to infrastructure and our national and economic security. Every aspect of our lives is dependent on safe and secure infrastructure. DarkPulse’s patented dark pulsing capability will change fiber optic sensing and is exactly the solution needed at this critical time in American infrastructure management.”

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About the Bachner Group

Bachner Group is a boutique National Security and Homeland Security consulting and Federal contracting firm that specializes in threat mitigation. With expertise on government policy, process and procedure, the Bachner Group has helped everyone from small businesses to Fortune 500 companies as well as government agencies.

For more information, visit https://bachnergroup.com/

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

doleary@DarkPulse.com

1.800.436.1436

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